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PART LL, ITEM 6, EXHIBIT II.

                               EGAN SYSTEMS, INC.
                        COMPUTATION OF PER SHARE EARNINGS


Computation of per share earnings:

The following data show the amounts used in computing earnings per share and the effect on (loss) income and the weighted average number of shares of dilutive potential common stock.

                                                                 Nine Months Ended
                                                         ---------------------------------
                                                             1998                 1997
                                                         ------------         ------------
(Loss) income available to common stockholders
 used in primary EPS                                     $    (93,401)        $     13,284

Interest expense on convertible note payable                      625                3,750
                                                         ------------         ------------

(Loss) income available to common stockholders
 after assumed conversions of dilutive securities        $    (92,776)        $     17,034
                                                         ============         ============

Weighted average number of common shares in
 primary EPS                                             $ 18,541,652         $ 15,559,652

Effect of dilutive securities                               2,866,452            3,867,548
                                                         ------------         ------------

Weighted average number of common shares and
 dilutive potential common stock used in
 fully diluted EPS                                       $ 21,408,104         $ 19,427,200
                                                         ============         ============

Net (loss) income per common share:

 Primary                                                 $      (0.01)        $       0.00
                                                         ============         ============

 Fully diluted                                           $       0.00         $       0.00
                                                         ============         ============


For 1998, the effect of dilutive securities were not included in computing fully diluted EPS because their effects are anti-dilutive.


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